Exhibit (14)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated August 6, 1999, relating to the financial statements and financial highlights of Phoenix-Aberdeen Worldwide Opportunities Fund appearing in the June 30, 1999 Annual Report to Shareholders, and of our report dated February 11, 1999, relating to the financial statements and financial highlights of Phoenix-Engemann Global Growth Fund (a series of The Phoenix-Engemann Funds) appearing in the December 31, 1998 Annual Report to Shareholders, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Management and Other Service Providers" in such Combined Prospectus/Proxy Statement. We further consent to the reference to us under the heading "Financial Highlights" in the Prospectuses of Phoenix-Aberdeen Worldwide Opportunities Fund dated December 16, 1998 and of Phoenix-Engemann Global Growth Fund dated May 1, 1999, and under the heading "Other Information - Independent Accountants" in the Statements of Additional Information of Phoenix-Aberdeen Worldwide Opportunities Fund dated December 16, 1998 and of Phoenix-Engemann Global Growth Fund dated May 1, 1999 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
September 8, 1999


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